HERE FOLLOWS A PRESENTATION PREPARED BY CANADIAN NATIONAL IN ASSOCIATION WITH ITS PROPOSED COMBINATION WITH BURLINGTON NORTHERN SANTA FE:


               Investors are urged to read the joint proxy statement/ circular/ prospectus related to the combination filed with the Securities and Exchange Commission on Form F-4, together with any amendments to it, because it contains important information. Investors can obtain this and any other documents filed with the Securities and Exchange Commission without charge at the internet web site of the Securities and Exchange Commission (http://www.sec.gov). In addition, any documents incorporated by Canadian National by reference in the joint proxy statement/ circular/prospectus are available without charge from Canadian National, as described on
               p.3 of the joint proxy statement/ circular/ prospectus.




                               Financial Analysts'
                                     Meeting

                                     -------

This presentation may contain forward-looking statements within the meaning of the United States Private Securities Reform Act of 1995 and other applicable legislation, regarding future events and the future performance of CN that involve risks and uncertainties that could cause actual results to differ materially. Such forward-looking statements may include, without limitation, statements that the Company does not expect that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or other matters will have a material adverse effect on its consolidated financial condition, results of operations or liquidity and other similar statements concerning matters that are not historical facts, and projections or predictions as to the Company's financial or operational results. Such forward-looking statements are or will be based on information available at that time, are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors which may cause the outlook, the actual results or performance of the Company or the rail industry to be materially different from any future results or performance implied by such statements. Important factors that could cause such differences include, but are not limited to, industry competition and legislative and/or regulatory developments, changes in or compliance with environmental laws and regulations, natural events such as severe weather, floods and earthquakes, the effects of adverse general economic and business conditions, changes in fuel prices, labor strikes, the impact of year 2000 systems problems, environmental investigations or proceedings and other types of claims and litigation and other risks detailed from time to time in reports filed by the Company with securities regulators in Canada and the United States. Reference is made more specifically to "Management Discussion and Analysis" in the Company's annual and quarterly reports filed with Canadian securities regulators and in the Company's Form 40-F filed with the U.S. Securities and Exchange Commission.

                                 Paul M. Tellier
                      President and Chief Executive Officer

1999 FULL YEAR FINANCIAL RESULTS
--------------------------------------------------------

[Graphic here depicting Canadian National locomotives]

o   Operating income
    - 15% increase

o   Diluted EPS
    - 20% increase ($3.71 vs. $3.09)

o   Operating ratio improvement
    - 3.1 points to 72.0%

o   Free cash flow of $276M

1999 ACCOMPLISHMENTS
--------------------------------------------------------

o   Industry leading performance

o   Unqualified STB approval of CN/IC

o   Flawless execution of integration

o   CN/CP Fraser Canyon agreement
    - directional running initiative

o   Announced share buy-back

o   17% dividend increase

o   CN/BNSF combination announced December 20, 1999

                                 CLAUDE MONGEAU
                Senior Vice-President and Chief Financial Officer

FOURTH QUARTER RESULTS
--------------------------------------------------------
                                                           Pro-forma
(Cdn. $Millions except EPS data)               1999          1998
                                               ----          ----

Revenues                                       1,387         1,330        +4%
Expenses                                         980           974
                                               -----         -----
Operating income                                 407           356       +14%
Interest expense                                 (74)          (84)
Other income                                       8            25
                                               -----         -----
Income before income taxes                       341           297
Income tax expense                              (128)         (115)
                                               -----         -----
Net income                                       213           182      +17%
                                               =====         =====

Diluted EPS                                    $1.03         $0.94      +10%
Shares (diluted in millions)                   210.1         193.5

Operating ratio                                 70.7%         73.2%

References to pro-forma reflect the acquisition of IC at the beginning of 1998 and are presented for comparative purposes.

FOURTH QUARTER REVENUES
--------------------------------------------------------
(Cdn. $Millions)

                                                                    Percent
                                                                     change
                                                   Pro-forma       Favorable/
                                       1999           1998       [Unfavorable]
                                       ----           ----       -------------

Petroleum & chemicals                   222            222             --
Metals & Minerals                        98             97             1%
Forest products                         243            245            (1%)
Coal                                     95            118           (19%)
Grain & fertilizers                     316            278            14%
Intermodal                              208            206             1%
Automotive                              140            117            20%
Other items                              65             47            38%
                                      -----          -----
Total                                 1,387          1,330             4%


References to pro-forma reflect the acquisition of IC at the beginning of 1998 and are presented for comparative purposes.

FOURTH QUARTER EXPENSES
--------------------------------------------------------
(Cdn. $Millions)

                                                                    Percent
                                                                     change
                                                   Pro-forma       Favorable/
                                       1999           1998       [Unfavorable]
                                       ----           ----       -------------

Labor & fringe benefits                 366            398             8%
Purchased services                      164            143           (15%)
Depreciation & amortization             118            126             6%
Equipment rents                          80             79            (1%)
Fuel                                     97             71           (37%)
Material                                 55             52            (6%)
Operating taxes                          39             43             9%
Casualty & other                         61             62             2%
                                      -----          -----
Total                                   980            974            (1%)

References to pro-forma reflect the acquisition of IC at the beginning of 1998 and are presented for comparative purposes.

FULL YEAR RESULTS*
--------------------------------------------------------
(Cdn. $Millions) except EPS data)


                                                      Pro-forma
                                        1999            1998
                                        ----            ----
Revenues                                5,236           5,137        +2%
Expenses                                3,769           3,856
                                        -----           -----
Operating income                        1,467           1,281       +15%
Interest expense                         (314)           (331)
Other income                               55              23
                                        -----           -----
Income before income taxes              1,208             973
Income tax expense                       (462)           (375)
                                        -----           -----
Net income                                746             598       +25%
                                        =====           =====

Diluted EPS                             $3.71           $3.09       +20%
Shares (diluted in millions)            202.5           193.4

Operating ratio                          72.0%           75.1%

* Excluding first-quarter 1999 and 1998 cumulative effect of changes in accounting policy, and the third-quarter 1998 special charge.

References to pro-forma reflect the acquisition of IC at the beginning of 1998 and are presented for comparative purposes.

CASH FLOW - 1999 FULL YEAR
--------------------------------------------------------
(Cdn. $Millions)

   Sources
         Operating cash flow*                                        1,657
   Uses
         Changes in working capital and other**          (144)
         Payments for workforce reduction                (219)
         Capital expenditures (net)                      (936)
         Net proceeds from disposals                       36
         Dividends                                       (118)      (1,381)
                                                         ----       ------

Cash provided before financing activities                              276
                                                                       ===

Cash used by financing activities                                     (273)
                                                                       ===

Total indebtedness at end of period                                  4,553
Debt to total capitalization ratio at end of period                   42.7%

*    Net income excluding non-cash items.
**   Excludes reduction in the sale of accounts receivable of $14 million.

2000 FINANCIAL OUTLOOK
--------------------------------------------------------

o   Revenue
    -  4% revenue growth forecast
    -  IC synergies drive market share gains

o   Expenses
    -  cost containment driven by asset productivity push
    -  benefits of 1999 downsizing
    -  on target to achieve 70% operating ratio

o   Cash flow and EPS
    -  capex budget at $1 billion
    -  significant free cash flow generation

          -----------------------------------------------------------
                          Solid double-digit EPS growth
          -----------------------------------------------------------

SHARE REPURCHASE AND DIVIDEND INCREASE
--------------------------------------------------------

o   Share repurchase program:
    -  13 million share authorization
    -  mirrors BNSF buy-back
    -  flexibility with respect to timing and price

o   Dividend increase:
    -  17% increase in cash dividend
    -  $0.70 per share (approx. US$0.48)

o   Rationale:
    -  CN/BNSF combination on a stock-for-stock basis
    -  strong cash flow generation in 1999 and 2000

          -----------------------------------------------------------
                        Enhancing shareholder value while
                        maintaining strong balance sheet
          -----------------------------------------------------------

                               E. HUNTER HARRISON
              Executive Vice-President and Chief Operating Officer

BREAKTHROUGH PRODUCTIVITY GAINS
--------------------------------------------------------

Key Drivers              1999 v. 1998 % gain*
-----------              --------------------

Locomotives                        22
 (GTM/hp)

Car Velocity                       16
 (Miles/Day)

Yard                               16
 (Car/YSH)

Network Density                    13
 (RTM/Route Mileage)

Labor                              11
 (RTM/FTE)

Train Load                          9
 (GTM/Train Mile)

Fuel Efficiency                     7
 (RTM/Gallon)


o   New service plan and best practices

o   Operating and capex benefits flowing over time

o   Continued productivity going forward



* CN stand-alone only

FLEET UTILIZATION
--------------------------------------------------------

   Locomotive Fleet                     Car Fleet
GTM's per available Hp              Car miles per day
----------------------              -----------------

o  Locomotive reduction of          o  Car reduction of 14,000
   650 Jan 98 - Dec 99                 Jan 98 - Dec 99

SERVICE PLAN UPDATE
--------------------------------------------------------

o   Better reliability
    -  81% (zero tolerance)
    -  93% (within 24 hours)
    -  faster transit times - 24 hours on average
    -  bonus and gain sharing tied to 90% for year 2000

o   Customer satisfaction
    -  survey satisfaction - approx 80%
    -  back to pre-service plan levels
    -  2000 target of 85%

o   CS/BNSF combination survey
    -  based on approx 325 responses from top customers
    -  85%+ positive or neutral on combination

CN/BNSF COMBINATION SHIPPER BENEFITS
--------------------------------------------------------

[Map of North America visually depicting the following text bullet points:

o  Paper and Newsprint from N. Quebec to U.S. West Coast and Southwest

o Single line service for vehicles from Ontario and Michigan to U.S. Southwest, Pacific Northwest, West Coast and Mexico

o  Auto parts Ontario and Michigan to North Central U.S., Midwest U.S. and
   Mexico

o  Lumber from B.C. to U.S. West Coast, North Central, Southwest

o  RoadRailer in I-5 corridor

o  New transcon alternative
     o  West for exports
     o  East for exports

                                PAUL M. TELLIER
                     President and Chief Executive Officer

CN/BNSF COMBINATION STRATEGIC RATIONALE
--------------------------------------------------------

o  North American Railways, Inc.

     o  NAFTA Fastest Growing Transportation Market
        Double Digit Growth

     o  Improved Quality of Service

     o  Shippers Becoming North American in Scope -
        Operations throughout North America

     o  Large Trucking Companies Already Operate on a North American
        Basis

A DIFFERENT KIND OF MERGER
--------------------------------------------------------

o   Service, service, service
    -  faster transit times, new gateways
    -  single-line access to four gateways into Mexico
    -  focus on gaining share from trucks

o   Easy to achieve
    -  industry's most efficient railroads
    -  two best service records - no weak player

o   Low risk
    -  end-to-end combination
    -  significant capacity at interchange points
    -  common operating systems

o   Preserves each company's unique culture
    -  key members at both organizations remain
    -  local presence maintained
    -  not a slash and burn story

KEY CN/BNSF IMPLEMENTATION INITIATIVES
--------------------------------------------------------

o   Implementation team
    -  leaders with proven track records
    -  committed to making it work

o   Meetings
    -  3 successful kick-off meetings to date
    -  scheduled meetings every month in Chicago

o   Action items
    -  Information systems
       o   integrate IT and develop joint e-commerce initiatives
    -  Purchasing
       o   establish joint procurement system
    -  Operations
       o   adopt precision scheduling - common operating plan
       o   utilize total car and locomotive fleets

SHAREHOLDER VALUE
--------------------------------------------------------

EBIT Impact                   Earnings Per Share Accretion
-----------                   ----------------------------
(U.S. $M)

Year 1 ---> $150 - 200M       2001 --->  2% -  3%
Year 2 ---> $350 - 400M       2002 ---> 10% - 12%
Year 3 ---> $500 - 600M       2003 ---> 12% - 15%


o  Approximately Half from Revenue and Half from Efficiencies

ROADMAP TO COMPLETION
--------------------------------------------------------

-----------------------------------------------------------------------------
      Key Activities                             Timeframe
-----------------------------------------------------------------------------
Execution and Announcement                o  December 20, 1999
-----------------------------------------------------------------------------
STB Pre-Notification                      o  December 20, 1999
-----------------------------------------------------------------------------
Proxy filed with SEC                      o  January 12, 2000
-----------------------------------------------------------------------------
STB Public Hearings                       o  March 8-9, 2000
-----------------------------------------------------------------------------
STB Filing Application                    o  Spring 2000
-----------------------------------------------------------------------------
Shareholder Votes                         o  Spring 2000
-----------------------------------------------------------------------------
STB Approval Process                      o  Prior mergers suggest up to
                                             sixteen months from date of
                                             announcement
-----------------------------------------------------------------------------
Closing                                   o  Mid 2001
-----------------------------------------------------------------------------

SUMMARY
--------------------------------------------------------

[Graphic of CN locomotive ommitted]

o   Another solid quarter

o   Over $275M of free cash flow in 1999

o   Stock buy-back and dividend increase

o   Ready for Q1 and 2000 challenges

o   Company strategically positioned for long-term

Graphic here
(2 trains)